Exhibit 99.1

PRESS RELEASE

FTAI Reports Third Quarter 2016 Results, Dividend of $0.33 per Common Share

NEW YORK, November 1, 2016 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ending September 30, 2016. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q3’16
Net Cash Provided by Operating Activities	$14,672
Net Loss Attributable to Shareholders	$(1,276)
Basic and Diluted Loss per Share	$(0.02)

Funds Available for Distribution (“FAD”)	$10,149
Adjusted Net Income	$133
Adjusted Net Income per Share	$—
Adjusted EBITDA	$20,319

(1)	For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the third quarter of 2016, our total FAD was $10.1 million. This amount includes $25.76 million from equipment leasing activities, offset by $(6.00) million and $(9.62) million from infrastructure and corporate activities, respectively.  There were no equipment leasing asset sales during the three months ended September 30, 2016.

Third Quarter 2016 Dividend

On November 1, 2016, the Company’s Board of Directors declared a cash dividend on its common stock of $0.33 per share for the quarter ended September 30, 2016, payable on November 30, 2016 to the holders of record on November 18, 2016.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Wednesday, November 2, 2016 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Wednesday, November 2, 2016 through midnight Wednesday, November 9, 2016 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 94263507.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in November 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.1450
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources(4) / Return of Capital	$0.1850
Distribution Per Share	$0.3300

(1)
U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

(3)	This income is subject to withholding under §1441 of the Code.

(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Equipment leasing revenues	$30,054	$24,360	$71,980	$70,031
Infrastructure revenues	11,672	10,873	34,394	32,739
Total revenues	41,726	35,233	106,374	102,770

Expenses
Operating expenses	17,028	17,879	48,937	50,198
General and administrative	3,205	2,568	9,154	4,905
Acquisition and transaction expenses	1,688	2,206	4,622	4,172
Management fees and incentive allocation to affiliate	4,146	4,606	12,725	10,505
Depreciation and amortization	15,376	11,548	43,294	32,875
Interest expense	5,416	4,668	15,839	14,240
Total expenses	46,859	43,475	134,571	116,895

Other income (expense)
Equity in losses of unconsolidated entities	(1,161)	(9,584)	(1,335)	(7,118)
Gain on sale of equipment and finance leases, net	40	1,746	3,307	2,037
Loss on extinguishment of debt	—	—	(1,579)	—
Asset impairment	—	—	(7,450)	—
Interest income	206	159	87	462
Other income	485	15	583	6
Total other expense	(430)	(7,664)	(6,387)	(4,613)

Loss before income taxes	(5,563)	(15,906)	(34,584)	(18,738)
Provision for income taxes	83	150	195	646
Net loss	(5,646)	(16,056)	(34,779)	(19,384)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,370)	(4,318)	(16,528)	(12,257)
Net loss attributable to shareholders	$(1,276)	$(11,738)	$(18,251)	$(7,127)

Basic and Diluted Loss per Share	$(0.02)	$(0.16)	$(0.24)	$(0.11)
Basic	75,746,200	75,718,183	75,734,587	64,114,734
Diluted	75,746,200	75,718,183	75,734,587	64,114,734

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$197,874	$381,703
Restricted cash	63,891	21,610
Accounts receivable, net	21,798	14,466
Leasing equipment, net	694,568	636,681
Finance leases, net	9,824	82,521
Property, plant, and equipment, net	345,146	299,678
Investments in and advances to unconsolidated entities	10,522	10,675
Intangible assets, net	37,328	44,129
Goodwill	116,584	116,584
Other assets	57,048	36,758
Total assets	$1,554,583	$1,644,805

Liabilities
Accounts payable and accrued liabilities	$32,382	$34,995
Debt, net	261,543	266,221
Maintenance deposits	39,570	30,494
Security deposits	18,442	15,990
Other liabilities	17,460	6,419
Total liabilities	369,397	354,119

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,750,943 and 75,718,183 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively)	758	757
Additional paid in capital	1,109,755	1,184,198
Accumulated deficit	(37,020)	(18,769)
Accumulated other comprehensive income	—	97
Shareholders’ equity	1,073,493	1,166,283
Non-controlling interest in equity of consolidated subsidiaries	111,693	124,403
Total equity	1,185,186	1,290,686
Total liabilities and equity	$1,554,583	$1,644,805

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(34,779)	$(19,384)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,335	7,118
Gain on sale of equipment	(3,307)	(2,037)
Security deposits and maintenance claims included in earnings	(300)	(439)
Loss on extinguishment of debt	1,579	—
Equity-based compensation	(3,818)	3,694
Depreciation and amortization	43,294	32,875
Asset impairment	7,450	—
Change in current and deferred income taxes	(399)	127
Change in fair value of non-hedge derivative	3	14
Amortization of lease intangibles and incentives	4,783	5,380
Amortization of deferred financing costs	1,927	1,101
Operating distributions from unconsolidated entities	30	160
Bad debt expense	134	255
Other	100	(362)
Change in:
Accounts receivable	(6,263)	(2,718)
Other assets	(4,070)	(3,540)
Accounts payable and accrued liabilities	2,396	4,109
Management fees payable to affiliate	1	(1,207)
Other liabilities	5,566	1,724
Net cash provided by operating activities	15,662	26,870

Cash flows from investing activities:
Release of restricted cash	22,733	4,915
Payments to restricted cash	(23,532)	—
Investment in notes receivable	(3,066)	(10,776)
Investment in and advances to unconsolidated entity	(1,754)	—
Principal collections on finance leases	2,406	17,412
Acquisition of leasing equipment	(114,012)	(136,672)
Acquisition of property plant and equipment	(47,454)	(88,068)
Acquisition of lease intangibles	(812)	(2,447)
Purchase deposit for aircraft and aircraft engines	(10,225)	(250)
Proceeds from sale of finance leases	71,000	—
Proceeds from sale of leasing equipment	15,905	9,000
Proceeds from sale of property, plant and equipment	125	253
Proceeds from deposit on sale of engine	250	—
Return of capital distributions from unconsolidated entities	432	2,921
Net cash used in investing activities	$(88,004)	$(203,712)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2016	2015
Cash flows from financing activities:
Proceeds from debt	$110,658	$200
Repayment of debt	(157,603)	(19,764)
Payment of other liabilities to non-controlling interest holder	(1,000)	—
Payment of deferred financing costs	(3,935)	—
Receipt of security deposits	3,340	1,695
Return of security deposits	(316)	(710)
Receipt of maintenance deposits	10,806	7,127
Release of maintenance deposits	(5,653)	(10,673)
Proceeds from issuance of common shares, net of underwriter’s discount	—	354,057
Common shares issuance costs	—	(2,998)
Capital contributions from shareholders	—	295,879
Capital distributions to shareholders	—	(44,917)
Capital contributions from non-controlling interests	7,433	34,787
Capital distributions to non-controlling interests	—	(309)
Settlement of equity-based compensation	(200)	—
Cash dividends	(75,017)	(11,358)
Net cash (used in) provided by financing activities	$(111,487)	$603,016

Net (decrease) increase in cash and cash equivalents	(183,829)	426,174
Cash and cash equivalents, beginning of period	381,703	22,125
Cash and cash equivalents, end of period	$197,874	$448,299

Supplemental disclosure of non-cash investing and financing activities:
Restricted cash proceeds from borrowings of debt	$44,342	$—
Acquisition of leasing equipment	(3,451)	(1,083)
Acquisition of property, plant and equipment	(11,519)	(59)
Financing of property, plant and equipment	5,321	—
Settled and assumed security deposits	(272)	2,463
Billed, assumed and settled maintenance deposits	3,923	(2,710)
Deferred financing costs	(2,884)	—
Common share issuance costs	—	(1,908)

Key Performance Measures

Management utilizes Adjusted Net Income (Loss) and Adjusted EBITDA as performance measures. Adjusted Net Income is the key performance measure and reflects the current management of our businesses and provides us with the information necessary to assess operational performance as well as make resource and allocation decisions.

Adjusted Net Income is defined as net (loss) income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments and our pro-rata share of the Adjusted Net Income from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net loss attributable to shareholders to Adjusted Net Income (Loss) for the three and nine months ended September 30, 2016 and September 30, 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net loss attributable to shareholders	$(1,276)	$(11,738)	$(18,251)	$(7,127)
Add: Provision for income taxes	83	150	195	646
Add: Equity-based compensation expense (income)	28	1,094	(3,818)	3,694
Add: Acquisition and transaction expenses	1,688	2,206	4,622	4,172
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	1,579	—
Add: Changes in fair value of non-hedge derivative instruments	—	5	3	14
Add: Asset impairment charges	—	—	7,450	—
Add: Pro-rata share of Adjusted Net (Loss) Income from unconsolidated entities (1)	(1,207)	924	(1,444)	3,390
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	(174)	3	(594)	(507)
Less: Equity in losses of unconsolidated entities	1,161	9,584	1,335	7,118
Less: Non-controlling share of Adjusted Net Income (2)	(170)	(370)	(2,891)	(1,050)
Adjusted Net Income (Loss)	$133	$1,858	$(11,814)	$10,350

(1)
Pro-rata share of Adjusted Net Income from unconsolidated entities for the three months ended September 30, 2016 and 2015 includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for $0 and $10,508 of asset impairment charges, respectively.

Pro-rata share of Adjusted Net Income from unconsolidated entities for the nine months ended September 30, 2016 and 2015 includes the Company’s proportionate share of the unconsolidated entities’ net income adjusted for $0 and $10,508 of asset impairment charges, respectively.

(2)
Non-controlling share of Adjusted Net Income (Loss) is comprised of the following for the three months ended September 30, 2016 and 2015: (i) equity-based compensation of $6 and $368, (ii) provision for income tax of $8 and $1, and (iii) transaction and acquisition expense of $156 and $0 less (iv) cash tax payments of $0 and $(1), respectively.

Non-controlling share of Adjusted Net Income (Loss) is comprised of the following for the nine months ended September 30, 2016 and 2015: (i) equity-based compensation of $(1,608) and $1,099, (ii) provision for income tax of $22 and $21, (iii) loss on extinguishment of debt of $616 and $0, (iv) asset impairment charges of $3,725 and $0, and (v) transaction and acquisition expense of $156 and $0 less (vi) cash tax payments of $20 and $70, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2016 and September 30, 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Net loss attributable to shareholders	$(1,276)	$(11,738)	$(18,251)	$(7,127)
Add: Provision for income taxes	83	150	195	646
Add: Equity-based compensation expense (income)	28	1,094	(3,818)	3,694
Add: Acquisition and transaction expenses	1,688	2,206	4,622	4,172
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	1,579	—
Add: Changes in fair value of non-hedge derivative instruments	—	5	3	14
Add: Asset impairment charges	—	—	7,450	—
Add: Depreciation & amortization expense (3)	16,885	13,015	48,076	38,255
Add: Interest expense	5,416	4,668	15,839	14,240
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	(287)	1,646	1,873	5,562
Less: Equity in losses of unconsolidated entities	1,161	9,584	1,335	7,118
Less: Non-controlling share of Adjusted EBITDA (5)	(3,379)	(3,004)	(12,314)	(9,041)
Adjusted EBITDA (non-GAAP)	$20,319	$17,626	$46,589	$57,533

(3)
Depreciation and amortization expense includes $15,376 and $11,548 of depreciation and amortization expense, $1,403 and $1,405 of lease intangible amortization, and $106 and $62 of amortization for lease incentives in the three months ended September 30, 2016 and 2015, respectively.

Depreciation and amortization expense includes $43,294 and $32,875 of depreciation and amortization expense, $4,557 and $5,198 of lease intangible amortization, and $225 and $182 of amortization for lease incentives in the nine months ended September 30, 2016 and 2015, respectively.

(4)
Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended September 30, 2016 and 2015: (i) net income (loss) of $(1,208) and $(9,635), (ii) interest expense of $270 and $474, (iii) depreciation and amortization expense of $651 and $299, (iv) asset impairment charges of $0 and $10,508, respectively.

Pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the nine months ended September 30, 2016 and 2015: (i) net income (loss) of $(1,475) and $(7,278), (ii) interest expense of $931 and $1,422, (iii) depreciation and amortization expense of $2,417 and $910, and (iv) asset impairment charges of $0 and $10,508, respectively.

(5)
Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended September 30, 2016 and 2015: (i) equity based compensation of $6 and $368, (ii) provision for income taxes of $8 and $1, (iii) interest expense of $1,538 and $1,185, and (iv) depreciation and amortization expense of $1,671 and $1,450, and (v) transaction and acquisition expense of $156 and $0 respectively.

Non-controlling share of Adjusted EBITDA is comprised of the following items for the nine months ended September 30, 2016 and 2015: (i) equity based compensation of $(1,608) and $1,099, (ii) provision for income taxes of $22 and $21, (iii) interest expense of $4,494 and $3,630, (iv) depreciation and amortization expense of $4,909 and $4,291, (v) loss on extinguishment of debt of $616 and $0, (vi) asset impairment charge of $3,725 and $0, and (vii) transaction and acquisition expense of $156 and $0, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Cash from Operating Activities to FAD for the nine months ended September 30, 2016 and September 30, 2015:

	Nine Months Ended
	September 30, 2016	September 30, 2015
	(in thousands)
Net Cash Provided by Operating Activities	$15,662	$26,870
Add: Principal Collections on Finance Leases	2,406	17,412
Add: Proceeds from sale of assets (1)	87,530	9,253
Add: Return of Capital Distributions from Unconsolidated Entities	432	2,921
Less: Required Payments on Debt Obligations (2)	(52,105)	(19,764)
Less: Capital Distributions to Non-Controlling Interest	—	(309)
Exclude: Changes in Working Capital	2,370	1,632
Funds Available for Distribution (FAD)	$56,295	$38,015

(1)	Proceeds from sale of assets includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the nine months ended September 30, 2016.

(2)
Required payments on debt obligations excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement and $6,748 repayment under the CMQR Credit Agreement in the nine months ended September 30, 2016, which were voluntary refinancing as repayment of these amounts were not required at this time.

The following tables set forth a reconciliation of Cash from Operating Activities to FAD for the three and nine months ended September 30, 2016 and September 30, 2015:

	Three Months Ended September 30, 2016
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$25,760	$(5,996)	$(9,615)	$10,149
Less: Principal Collections on Finance Leases				(104)
Less: Proceeds from sale of assets				(47)
Less: Return of Capital Distributions from Unconsolidated Entities				—
Add: Required Payments on Debt Obligations				2,882
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				1,792
Cash from Operating Activities				$14,672

	Nine Months Ended September 30, 2016
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$101,091	$(18,000)	$(26,796)	$56,295
Less: Principal Collections on Finance Leases				(2,406)
Less: Proceeds from sale of assets				(87,530)
Less: Return of Capital Distributions from Unconsolidated Entities				(432)
Add: Required Payments on Debt Obligations				52,105
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(2,370)
Cash from Operating Activities				$15,662

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.